UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2007
InterMune, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-29801 (Commission File Number)	94-3296648 (IRS Employer Identification Number)

3280 Bayshore Blvd., Brisbane, California (Address of principal executive offices)	94005 (Zip Code)
(415) 466-2200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 8.01 Other Events.
     In a press release issued on September 26, 2007, InterMune, Inc. announced that it has begun dosing the first patients in its Phase 1b multiple ascending dose (MAD) clinical trial evaluating ITMN-191 (also called R7227) in patients with chronic hepatitis C. InterMune also reported additional information from its recently completed Phase 1a clinical trial of ITMN-191.
     In a separate press release also issued on September 26, 2007, InterMune announced that it closed its public offering of 4,025,000 shares of common stock at a price to the public of $19.50 per share, including 525,000 shares of common stock, representing the exercise by the underwriters of their option to purchase additional shares in the offering. The net proceeds to the company of the offering are approximately $73.8 million, after payment of underwriting discounts and commissions, but excluding estimated offering expenses.
     Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 26, 2007 announcing start of Phase 1b trial of ITMN-191.

99.2	Press release dated September 26, 2007 announcing closing of public offering of common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2007	INTERMUNE, INC.
	By:	/s/ Daniel G. Welch
Daniel G. Welch
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 26, 2007 announcing start of Phase 1b trial of ITMN-191.

99.2	Press release dated September 26, 2007 announcing closing of public offering of common stock.